Exhibit 10.1

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into effective as of November 13, 2025 (the “Effective Date”), by and between INNOVATIVE FOOD PROPERTIES LLC, a Delaware limited liability company (“Seller”), and MOUNTAINTOP HOLDINGS, LLC, a New York limited liability company (“Purchaser”).

Recitals

A. Seller and Purchaser are parties to that certain Agreement of Purchase and Sale dated as of July 28, 2025, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 11, 2025 (“First Amendment”), as further amended by that certain Second Amendment to Agreement of Purchase and Sale dated as of September 29, 2025 (“Second Amendment”; and together with the First Amendment, the “Purchase Agreement”), relating to the purchase and sale of approximately 15.0 acres located in Mountaintop, Pennsylvania, as more particularly described in the Purchase Agreement. Capitalized terms used but not otherwise defined in this Amendment will have the meanings given to such terms in the Purchase Agreement.

B. Seller and Purchaser desire to amend the Purchase Agreement as described herein.

Agreement

NOW, THEREFORE, for good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated into this Amendment by reference.

2. Purchase Price Reduction. The Purchase Price under Section 3 of the Purchase Agreement shall be reduced to $9,225,000.00.

3. Inspection Period. Purchaser hereby acknowledges and agrees that the Inspection Period has expired pursuant to Section 6 of the Purchase Agreement.

4. Closing Date. Notwithstanding anything in the Purchase Agreement to the contrary, the Closing Date shall be sixty (60) days following the execution of this Amendment.

5. Closing Date Extensions.

(a) Purchaser shall have the right to extend the Closing Date by thirty (30) days upon (i) written notice to Seller of such extension no less than five (5) days before the Closing Date, and (ii) depositing the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in immediately accessible funds, with the Title Company (the “Closing Extension Deposit”).

(b) Purchaser shall have the right to further extend the Closing Date by up to thirty (30) days upon (i) written notice to Seller of such extension no less than five (5) days before the then current Closing Date, and (ii) depositing the sum of One Hundred Thousand and No/100 Dollars ($100,000.00), in immediately accessible funds, with the Title Company (the “Final Extension Deposit”). The Title Company shall, within three (3) days of receiving the Final Extension Deposit, release same to Seller without further authorization from either Seller or Purchaser. The Final Extension Deposit shall not be credited towards the Purchase Price at Closing, but shall be prorated for the number of days that elapse during such 30-day extension.

6. Additional Deposit. Within two (2) days of the execution of this Amendment, and as a condition to the effectiveness of this Amendment, Purchaser shall deposit additional earnest money in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), in immediately accessible funds, with the Title Company (the “Additional Deposit”). For the avoidance of doubt, such deposit shall constitute the “Additional Deposit” referenced in Section 3(b) of the Purchase Agreement. This Amendment shall only be binding upon the receipt by the Title Company of the Additional Deposit contemplated herein.

7. Deposits. The Additional Deposit and the Closing Extension Deposit (if and when made) shall, together with the Initial Deposit, Extension Deposit made pursuant to the First Amendment, and the Second Extension Deposit made pursuant to the Second Amendment, be collectively referred to as the “Deposit”, as defined in Section 3(b) of the Purchase Agreement, and be non-refundable, except in the event of a Seller default, and credited towards the Purchase Price at Closing. Following receipt by the Title Company of the Additional Deposit, the total amount of the Deposit held by the Title Company shall be $500,000.00 (and if the Closing Extension Deposit is made, such sum will total $750,000.00).

8. Miscellaneous. Except as amended herein, the Purchase Agreement will remain unmodified and in full force and effect in accordance with its terms. This Amendment may be executed in two or more counterparts, a complete set of which will constitute a single original. This Amendment may be executed by electronic means. Emailed PDF signatures hereon or other electronic signatures will be deemed original signatures for all purposes.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

The parties have executed this Amendment as of the Effective Date.

SELLER:

INNOVATIVE FOOD PROPERTIES LLC,
a Delaware limited liability company

By:	/s/ Gary Schubert
Name:	Gary Schubert
Title:	Chief Executive Officer

PURCHASER:

MOUNTAINTOP HOLDINGS, LLC,
a New York limited liability company

By:	/s/ Breina Bruck
Name:	Breina Bruck
Title:	Authorized Signatory

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